December 2024 Pricing Supplement dated December 30, 2024 Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Performance Leveraged Upside SecuritiesSM (the “PLUS”) do not pay interest and do not guarantee any return of principal at maturity. At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a return reflecting the leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than the initial basket value, investors will lose 1% of the stated principal amount for every 1% that the final basket value is less than the initial basket value. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. The PLUS are for investors who seek a return based on the performance of an unequally weighted basket of the five equity exchange-traded funds and two equity indices specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the basket. Investors may lose their entire investment in the PLUS. The PLUS are senior unsecured debt securities issued as part of Royal Bank of Canada’s Senior Global Medium-Term Notes, Series J program. All payments on the PLUS are subject to the credit risk of Royal Bank of Canada.

FINAL TERMS
Issuer:	Royal Bank of Canada
Basket:	The basket is composed of five equity exchange-traded funds (each, a “Fund”) and two equity indices (each, an “Index”) (each of the Funds and the Indices, a “basket underlier”) weighted as set forth in the table below.
Basket underlier	Bloomberg symbol	Basket weighting	Initial basket underlier value*
Russell 2000® Index (the “RTY Index”)	RTY	25%	2,227.779
iShares® MSCI Emerging Markets ETF (the “EEM Fund”)	EEM UP	15%	$41.96
VanEck® Gold Miners ETF (the “GDX Fund”)	GDX UP	15%	$33.77
EURO STOXX 50® Index (the “SX5E Index”)	SX5E	15%	4,869.28
iShares® MSCI Japan ETF (the “EWJ Fund”)	EWJ UP	10%	$67.16
iShares® Biotechnology ETF (the “IBB Fund”)	IBB UQ	10%	$131.67
SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Fund”)	XOP UP	10%	$130.63
* With respect to each basket underlier, the closing value of that basket underlier on the pricing date
Aggregate principal amount:	$12,609,000
Stated principal amount:	$1,000 per PLUS
Pricing date:	December 30, 2024
Original issue date:	January 3, 2025
Valuation date:*	June 24, 2025
Maturity date:*	June 27, 2025
Payment at maturity:

You will receive on the maturity date a cash payment per PLUS determined as follows:

•     If the final basket value is greater than the initial basket value:

the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) maximum payment at maturity

•     If the final basket value is less than or equal to the initial basket value:

$1,000 + ($1,000 × basket return)

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount. You will lose some or all of the principal amount if the final basket value is less than the initial basket value.

Maximum payment at maturity:	$1,073.00 per PLUS (107.30% of the stated principal amount)
Leverage factor:	200%
Basket return:	(final basket value – initial basket value) / initial basket value
(terms continued on the next page)
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to issuer
Per PLUS	$1,000.00	$12.50(1) $5.00(2)	$982.50
Total	$12,609,000	$220,657.50	$12,388,342.50

(1) RBCCM, acting as agent for Royal Bank of Canada, will receive a fee of $17.50 per PLUS and will pay to Morgan Stanley Wealth Management (“MSWM”) a fixed sales commission of $12.50 for each PLUS. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

(2) Of the amount received by RBCCM, acting as agent for Royal Bank of Canada, RBCCM will pay MSWM a structuring fee of $5.00 for each PLUS.

* Subject to postponement. See “General Terms of the Notes—Postponement of a Determination Date” and “General Terms of the Notes—Postponement of a Payment Date” in the accompanying product supplement.

The initial estimated value of the PLUS determined by us as of the pricing date, which we refer to as the initial estimated value, is $973.85 per PLUS and is less than the public offering price of the PLUS. The market value of the PLUS at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

An investment in the PLUS involves certain risks. See “Risk Factors” beginning on page 7 of this document and “Risk Factors” in the accompanying prospectus, prospectus supplement and product supplement.

You should read this document together with the documents listed below, each of which can be accessed via the hyperlinks below, before you decide to invest. Please also see “Additional Information about the PLUS” in this document.

Prospectus dated December 20, 2023	Prospectus Supplement dated December 20, 2023	Underlying Supplement No. 1A dated May 16, 2024	Product Supplement No. 1A dated May 16, 2024

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the PLUS or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The PLUS will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The PLUS are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	100 × [1 + (sum of, for each basket underlier, its basket underlier return times its basket weighting)]
Basket underlier return:	With respect to each basket underlier, (final basket underlier value – initial basket underlier value) / initial basket underlier value
Final basket underlier value:	With respect to each basket underlier, the closing value of that basket underlier on the valuation date
CUSIP / ISIN:	78017KDH2 / US78017KDH23
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	RBC Capital Markets, LLC (“RBCCM”)
December 2024	Page 2

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

If the final basket value is less than the initial basket value, the PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 6 months
Leverage factor:	200%
Maximum payment at maturity:	$1,073.00 per PLUS (107.30% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Interest:	None

Key Investment Rationale

Investors may lose their entire investment. The PLUS are for investors who seek a return based on the performance of an unequally weighted basket of five equity exchange-traded funds and two equity indices and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the basket. Investors may lose their entire investment in the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value. In this case, at maturity, we will pay the stated principal amount of $1,000 plus a return equal to 200% of the basket return, subject to the maximum payment at maturity of $1,073.00 per PLUS (107.30% of the stated principal amount).
Par Scenario	The final basket value is equal to the initial basket value. In this case, at maturity, we will pay the stated principal amount of $1,000 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value. In this case, at maturity, we will pay less than the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease from the initial basket value to the final basket value. There is no minimum payment at maturity.
December 2024	Page 3

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information

You should read this document together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the PLUS are a part, the underlying supplement no. 1A dated May 16, 2024 and the product supplement no. 1A dated May 16, 2024. This document, together with these documents, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this document and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this document differs from the information contained in the documents listed below, you should rely on the information in this document.

You should carefully consider, among other things, the matters set forth in “Risk Factors” in this document and the documents listed below, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated December 20, 2023:

https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

•	Prospectus Supplement dated December 20, 2023:

https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

•	Underlying Supplement No. 1A dated May 16, 2024:

https://www.sec.gov/Archives/edgar/data/1000275/000095010324006773/dp211259_424b2-us1a.htm

•	Product Supplement No. 1A dated May 16, 2024:

https://www.sec.gov/Archives/edgar/data/1000275/000095010324006777/dp211286_424b2-ps1a.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this document, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

December 2024	Page 4

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	200%
Maximum payment at maturity:	$1,073.00 per PLUS (107.30% of the stated principal amount)
Minimum payment at maturity:	None

PLUS Payoff Diagram

■ The PLUS ■ The Basket

Scenario Analysis

▪	Upside Scenario. If the final basket value is greater than the initial basket value, then at maturity investors would receive the $1,000 stated principal amount plus a return reflecting 200% of the appreciation of the basket from the initial basket value to the final basket value, subject to the maximum payment at maturity. Under the terms of the PLUS, investors would realize the maximum payment at maturity at a final basket value of 103.65% of the initial basket value.

▪	If the basket appreciates 3%, at maturity investors would receive a return of 6%, or $1,060.00 per PLUS, or 106.00% of the stated principal amount.

December 2024	Page 5

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	If the basket appreciates 50%, at maturity investors would receive only the maximum payment at maturity of $1,073.00 per PLUS, or 107.30% of the stated principal amount.

▪	Par Scenario. If the final basket value is equal to the initial basket value, at maturity investors would receive the stated principal amount of $1,000 per PLUS.

▪	Downside Scenario. If the final basket value is less than the initial basket value, at maturity investors would receive an amount that is less than the $1,000 stated principal amount and that reflects a 1% loss of principal for each 1% decline in the basket. Investors may lose their entire initial investment in the PLUS.

▪	If the basket depreciates 50%, at maturity investors would lose 50% of their principal and receive only $500.00 per PLUS, or 50% of the stated principal amount.

December 2024	Page 6

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in the PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS. Some of the risks that apply to an investment in the PLUS are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the PLUS unless you understand and can bear the risks of investing in the PLUS.

Risks Relating to the Terms and Structure of the PLUS

▪	The PLUS do not pay interest or guarantee return of principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee payment of the stated principal amount at maturity. Instead, if the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS by a percentage equal to the percentage decrease from the initial basket value to the final basket value. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire initial investment in the PLUS.

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $1,073.00 per PLUS, or 107.30% of the stated principal amount. Although the leverage factor provides 200% exposure to any increase in the final basket value as compared to the initial basket value, because the payment at maturity will be limited to 107.30% of the stated principal amount, any increase in the final basket value over the initial basket value by more than 3.65% will not further increase the return on the PLUS.

▪	Your return on the PLUS may be lower than the return on a conventional debt security of comparable maturity. The return that you will receive on the PLUS, which could be negative, may be less than the return you could earn on other investments. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

▪	Payments on the PLUS are subject to our credit risk, and market perceptions about our creditworthiness may adversely affect the market value of the PLUS. The PLUS are our senior unsecured debt securities, and your receipt of any amounts due on the PLUS is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the PLUS.

▪	Changes in the value of one basket underlier may be offset by changes in the values of the other basket underliers. A change in the value of one basket underlier may not correlate with changes in the values of the other basket underliers. The value of one basket underlier may increase, while the values of the other basket underliers may not increase as much, or may even decrease. Therefore, in determining the value of the basket as of any time, increases in the value of one basket underlier may be moderated, or wholly offset, by lesser increases or decreases in the values of the other basket underliers. Further, because the basket underliers are unequally weighted, increases in the values of the lower-weighted basket underliers may be offset by even small decreases in the values of the more heavily weighted basket underliers.

▪	Any payment on the PLUS will be determined based on the closing values of the basket underliers on the dates specified. Any payment on the PLUS will be determined based on the closing values of the basket underliers on the dates specified. You will not benefit from any more favorable values of the basket underliers determined at any other time.

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the PLUS, and significant aspects of the tax treatment of the PLUS are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a securities. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS.

December 2024	Page 7

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to the Initial Estimated Value of the PLUS and the Secondary Market for the PLUS

▪	There may not be an active trading market for the PLUS; sales in the secondary market may result in significant losses. There may be little or no secondary market for the PLUS. The PLUS will not be listed on any securities exchange. RBCCM and our other affiliates may make a market for the PLUS; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which RBCCM or any of our other affiliates is willing to buy the PLUS. Even if a secondary market for the PLUS develops, it may not provide enough liquidity to allow you to easily trade or sell the PLUS. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your PLUS in any secondary market could be substantial. If you sell your PLUS before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity.

▪	The initial estimated value of the PLUS is less than the public offering price. The initial estimated value of the PLUS is less than the public offering price of the PLUS and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the PLUS in any secondary market (if any exists) at any time. If you attempt to sell the PLUS prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the basket underliers, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the public offering price of the agent’s commissions, our estimated profit and the estimated costs relating to our hedging of the PLUS. These factors, together with various credit, market and economic factors over the term of the PLUS, are expected to reduce the price at which you may be able to sell the PLUS in any secondary market and will affect the value of the PLUS in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your PLUS prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent’s commissions, our estimated profit or the hedging costs relating to the PLUS. In addition, any price at which you may sell the PLUS is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the PLUS determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the PLUS and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate were used.

▪	The initial estimated value of the PLUS is only an estimate, calculated as of the pricing date. The initial estimated value of the PLUS is based on the value of our obligation to make the payments on the PLUS, together with the mid-market value of the derivative embedded in the terms of the PLUS. See “Structuring the PLUS” below. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility and the expected term of the PLUS. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the PLUS or similar securities at a price that is significantly different than we do.

The value of the PLUS at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the PLUS in any secondary market, if any, should be expected to differ materially from the initial estimated value of the PLUS.

Risks Relating to Conflicts of Interest and Our Trading Activities

▪	Hedging and trading activity by us and our affiliates could potentially adversely affect the value of the PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the basket or the securities it represents), including trading in those securities as well as in other related instruments. Some of our affiliates also may conduct trading activities relating to the basket on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial basket underlier values and, therefore, could increase the values at or above which the basket underliers must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of

December 2024	Page 8

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the PLUS, including on the valuation date, could adversely affect the closing values of the basket underliers on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	Our and our affiliates’ business and trading activities may create conflicts of interest. You should make your own independent investigation of the merits of investing in the PLUS. Our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the PLUS due to our and our affiliates’ business and trading activities, and we and our affiliates have no obligation to consider your interests in taking any actions that might affect the value of the PLUS. Trading by us and our affiliates may adversely affect the values of the basket underliers and the market value of the PLUS. See “Risk Factors—Risks Relating to Conflicts of Interest” in the accompanying product supplement.

▪	RBCCM’s role as calculation agent may create conflicts of interest. As calculation agent, our affiliate, RBCCM, will determine any values of the basket underliers and make any other determinations necessary to calculate any payments on the PLUS. In making these determinations, the calculation agent may be required to make discretionary judgments, including those described under “— Risks Relating to the Basket Underliers” below. In making these discretionary judgments, the economic interests of the calculation agent are potentially adverse to your interests as an investor in the PLUS, and any of these determinations may adversely affect any payments on the PLUS. The calculation agent will have no obligation to consider your interests as an investor in the PLUS in making any determinations with respect to the PLUS.

Risks Relating to the Basket Underliers

▪	You will not have any rights to any Fund or the securities composing any basket underlier. As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any Fund or the securities composing any basket underlier. Each Index is a price return index and its return does not reflect regular cash dividends paid by its components.

▪	Each Fund and its underlying index are different. The performance of a Fund will not exactly replicate the performance of its underlying index (as defined below). Each Fund is subject to management risk, which is the risk that the investment strategy for that Fund, the implementation of which is subject to a number of constraints, may not produce the intended results. Each Fund’s investment adviser may have the right to use a portion of that Fund’s assets to invest in securities or other assets or instruments, including derivatives, that are not included in its underlying index. In addition, unlike an underlying index, a Fund will reflect transaction costs and fees that will reduce its performance relative to its underlying index.

The performance of a Fund may diverge significantly from the performance of its underlying index due to differences in trading hours between that Fund and the securities composing its underlying index or other circumstances. During periods of market volatility, the component securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of a Fund may vary substantially from the net asset value per share of that Fund.

▪	The PLUS are subject to small-capitalization companies risk with respect to the RTY Index. The RTY Index tracks securities issued by companies with relatively small market capitalizations. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies. As a result, the value of the RTY Index may be more volatile than that of a market measure that does not track solely small-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded and may be less attractive to many investors if they do not pay dividends. In addition, small-capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

December 2024	Page 9

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The equity securities composing the GDX Fund are concentrated in the gold and silver mining industries. All or substantially all of the equity securities composing the GDX Fund are issued by companies whose primary line of business is directly associated with the gold and silver mining industries. As a result, the value of the PLUS may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Companies that are involved in the gold mining and silver mining industries are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold mining and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold bullion and silver bullion, respectively, but may also be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

▪	The equity securities composing the IBB Fund are concentrated in the biotechnology sector. All or substantially all of the equity securities composing the IBB Fund are issued by companies whose primary line of business is directly associated with the biotechnology sector. As a result, the value of the PLUS may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. The profitability of these companies is largely dependent on, among other things, demand for the companies’ products, safety of the companies’ products, regulatory influences on the biotechnology market (including receipt of regulatory approvals and compliance with complex regulatory requirements), pricing and reimbursement from third party payors, continued innovation, talent attraction and retention, maintaining intellectual property rights and intense industry competition.

▪	The equity securities composing the XOP Fund are concentrated in the oil and gas industry. All or substantially all of the equity securities composing the XOP Fund are issued by companies whose primary business is directly associated with the oil and gas industry. As a result, the value of the PLUS may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including: worldwide and domestic supplies of, and demand for, crude oil and natural gas; the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas; consumer confidence; changes in weather patterns and climatic changes; the ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels; the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; the price and availability of alternative and competing fuels; domestic and foreign government regulations and taxes; employment levels and job growth; and general economic conditions worldwide.

▪	The PLUS are subject to risks relating to non-U.S. securities markets with respect to the EEM Fund, the GDX Fund, the SX5E Index, the EWJ Fund and the IBB Fund. The equity securities composing the EEM Fund, the SX5E Index and the EWJ Fund and some of the equity securities composing the GDX Fund and the IBB Fund are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The PLUS are subject to risks relating to emerging markets with respect to the EEM Fund and the GDX Fund. The equity securities composing the EEM Fund and some of the equity securities composing the GDX Fund have

December 2024	Page 10

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

been issued by companies based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

▪	The PLUS do not provide direct exposure to fluctuations in exchange rates between the U.S. dollar and the euro with respect to the SX5E Index. The SX5E Index is composed of non-U.S. securities denominated in euros. Because the value of the SX5E Index is also calculated in euros (and not in U.S. dollars), the performance of the SX5E Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. In addition, any payments on the PLUS determined based in part on the performance of the SX5E Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, holders of the PLUS will not benefit from any appreciation of the euro relative to the U.S. dollar.

▪	The values of the EEM Fund, the GDX Fund and the EWJ Fund are subject to currency exchange risk. Because the securities composing the EEM Fund and the EWJ Fund and some of the securities composing the GDX Fund are denominated in non-U.S. currencies and are converted into U.S. dollars for purposes of calculating the values of the EEM Fund, the GDX Fund and the EWJ Fund, the values of the EEM Fund, the GDX Fund and the EWJ Fund will be exposed to the currency exchange rate risk with respect to each of those non-U.S. currencies relative to the U.S. dollar. An investor’s net exposure will depend on the extent to which each of those non-U.S. currencies strengthens or weakens against the U.S. dollar and the relative weight of the securities denominated in those non-U.S. currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those non-U.S. currencies, the value of the applicable Fund and the value of the PLUS will be adversely affected.

▪	We may accelerate the PLUS if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the PLUS or a basket underlier or its components, or engaging in transactions in them, the calculation agent may determine that a change-in-law-event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the PLUS, the value of, and any amount payable on, the PLUS could be adversely affected, perhaps significantly, by the occurrence of such legal or regulatory changes. See “General Terms of Notes—Change-in-Law Events” in the accompanying product supplement.

▪	Any payment on the PLUS may be postponed and adversely affected by the occurrence of a market disruption event. The timing and amount of any payment on the PLUS is subject to adjustment upon the occurrence of a market disruption event affecting a basket underlier. If a market disruption event persists for a sustained period, the calculation agent may make a determination of the closing value of any affected basket underlier. See “General Terms of the Notes—Indices—Market Disruption Events,” “General Terms of the Notes—Reference Stocks and Funds—Market Disruption Events,” “General Terms of the Notes—Postponement of a Determination Date” and “General Terms of the Notes—Postponement of a Payment Date” in the accompanying product supplement.

▪	Adjustments to a Fund or to its underlying index could adversely affect any payments on the PLUS. The investment adviser of a Fund may add, remove or substitute the component securities held by that Fund or make changes to its investment strategy, and the sponsor of an underlying index may add, delete, substitute or adjust the

December 2024	Page 11

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

securities composing that underlying index, may make other methodological changes to that underlying index that could affect its performance or may discontinue or suspend calculation and publication of that underlying index. Any of these actions could adversely affect the value of a Fund and, consequently, the value of the PLUS.

▪	Adjustments to an Index could adversely affect any payments on the PLUS. The sponsor of an Index may add, delete, substitute or adjust the securities composing that Index or make other methodological changes to that Index that could affect its performance. The calculation agent will calculate the value to be used as the closing value of an Index in the event of certain material changes in, or modifications to, that Index. In addition, the sponsor of an Index may also discontinue or suspend calculation or publication of that Index at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued Index or, if no successor index is available, the calculation agent will determine the value to be used as the closing value of that Index. Any of these actions could adversely affect the value of an Index and, consequently, the value of the PLUS. See “General Terms of the Notes—Indices—Discontinuation of, or Adjustments to, an Index” in the accompanying product supplement.

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting any amounts payable on the PLUS upon the occurrence of certain events with respect to a Fund that the calculation agent determines have a diluting or concentrative effect on the theoretical value of that Fund. However, the calculation agent might not make adjustments in response to all such events that could affect a Fund. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the PLUS. See “General Terms of the Notes—Reference Stocks and Funds—Anti-dilution Adjustments” in the accompanying product supplement.

▪	Reorganization or other events could adversely affect the value of the PLUS or result in the PLUS being accelerated. If a Fund is delisted or terminated, the calculation agent may select a successor fund. In addition, upon the occurrence of certain reorganization or other events affecting a Fund, the calculation agent may make adjustments that result in payments on the PLUS being based on the performance of (i) cash, securities of another issuer and/or other property distributed to holders of that Fund upon the occurrence of that event or (ii) in the case of a reorganization event in which only cash is distributed to holders of that Fund, a substitute security, if the calculation agent elects to select one. Any of these actions could adversely affect the value of the affected Fund and, consequently, the value of the PLUS. Alternatively, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent. Any amount payable upon acceleration could be significantly less than any amount that would be due on the PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the PLUS, the value of, and any amount payable on, the PLUS could be adversely affected, perhaps significantly. See “General Terms of the Notes—Reference Stocks and Funds—Anti-dilution Adjustments—Reorganization Events” and “General Terms of the Notes—Reference Stocks and Funds—Discontinuation of, or Adjustments to, a Fund” in the accompanying product supplement.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS or securities composing any basket underlier, or engaging in transactions in them, and any such action could adversely affect the value of the affected basket underlier. These regulatory actions could result in restrictions on the PLUS and could result in the loss of a significant portion of your initial investment in the PLUS, including if you are forced to divest the PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the PLUS has declined.

December 2024	Page 12

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information about the Basket

The following graph is calculated to show the performance of the basket during the period from January 2, 2019 through December 30, 2024, assuming that, on January 2, 2019, the basket underliers were weighted as set forth on the front cover of this document and the initial basket value was set equal to 100. We obtained the information in the table and graph below from Bloomberg Financial Services (“Bloomberg”), without independent verification. You should not take the hypothetical historical performance of the basket as an indication of its future performance, and no assurance can be given as to the value of the basket on the valuation date.

Hypothetical Historical Basket Performance January 2, 2019 to December 30, 2024

December 2024	Page 13

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Russell 2000® Index

The RTY Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying underlying supplement.

The table below sets forth the published high and low closing values of the RTY Index for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the RTY Index for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the RTY Index as an indication of its future performance, and no assurance can be given as to the value of the RTY Index on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	RTY	52 Weeks Ago:	2,012.795
Current Basket Underlier Value:	2,227.779	52 Week High:	2,442.031
		52 Week Low:	1,913.166

The Russell 2000® Index	High	Low
2019
First Quarter	1,590.062	1,330.831
Second Quarter	1,614.976	1,465.487
Third Quarter	1,585.599	1,456.039
Fourth Quarter	1,678.010	1,472.598
2020
First Quarter	1,705.215	991.160
Second Quarter	1,536.895	1,052.053
Third Quarter	1,592.287	1,398.920
Fourth Quarter	2,007.104	1,531.202
2021
First Quarter	2,360.168	1,945.914
Second Quarter	2,343.758	2,135.139
Third Quarter	2,329.359	2,130.680
Fourth Quarter	2,442.742	2,139.875
2022
First Quarter	2,272.557	1,931.288
Second Quarter	2,095.440	1,649.836
Third Quarter	2,021.346	1,655.882
Fourth Quarter	1,892.839	1,682.403
2023
First Quarter	2,001.221	1,720.291
Second Quarter	1,896.333	1,718.811
Third Quarter	2,003.177	1,761.609
Fourth Quarter	2,066.214	1,636.938
2024
First Quarter	2,124.547	1,913.166
December 2024	Page 14

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Second Quarter	2,109.459	1,942.958
Third Quarter	2,263.674	2,026.727
Fourth Quarter (through December 30, 2024)	2,442.031	2,180.146

The Russell 2000® Index – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 15

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The iShares® MSCI Emerging Markets ETF

According to publicly available information, the EEM Fund is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which is currently the MSCI Emerging Markets Index (with respect to the EEM Fund, the “underlying index”). The underlying index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. For more information about the EEM Fund, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

The table below sets forth the published high and low closing values of the EEM Fund for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the EEM Fund for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the EEM Fund as an indication of its future performance, and no assurance can be given as to the value of the EEM Fund on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	EEM UP	52 Weeks Ago:	$39.74
Current Basket Underlier Value:	$41.96	52 Week High:	$47.36
		52 Week Low:	$37.68

The iShares® MSCI Emerging Markets ETF	High($)	Low($)
2019
First Quarter	43.71	38.45
Second Quarter	44.59	39.91
Third Quarter	43.42	38.74
Fourth Quarter	45.07	40.27
2020
First Quarter	46.30	30.61
Second Quarter	41.19	32.67
Third Quarter	45.55	40.44
Fourth Quarter	51.70	43.99
2021
First Quarter	57.96	51.68
Second Quarter	56.09	52.01
Third Quarter	54.84	49.50
Fourth Quarter	52.50	47.44
2022
First Quarter	50.85	41.54
Second Quarter	46.71	39.40
Third Quarter	41.05	34.88
Fourth Quarter	39.54	33.93
2023
First Quarter	42.50	37.27
Second Quarter	41.02	38.19
Third Quarter	41.95	37.76
December 2024	Page 16

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fourth Quarter	40.30	36.53
2024
First Quarter	41.36	37.68
Second Quarter	43.79	39.71
Third Quarter	46.70	40.42
Fourth Quarter (through December 30, 2024)	47.36	41.96

The iShares® MSCI Emerging Markets ETF – Historical Closing Prices January 2, 2019 to December 30, 2024

December 2024	Page 17

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The VanEck® Gold Miners ETF

According to publicly available information, the GDX Fund is an exchange-traded fund of VanEck® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (with respect to the GDX Fund, the “underlying index”). The underlying index is a modified market capitalization-weighted index composed of publicly traded companies involved primarily in the mining of gold or silver. For more information about the GDX Fund, see “Exchange-Traded Funds—The VanEck® ETFs” in the accompanying underlying supplement.

The table below sets forth the published high and low closing values of the GDX Fund for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the GDX Fund for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the GDX Fund as an indication of its future performance, and no assurance can be given as to the value of the GDX Fund on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	GDX UP	52 Weeks Ago:	$30.56
Current Basket Underlier Value:	$33.77	52 Week High:	$44.09
		52 Week Low:	$25.78

The VanEck® Gold Miners ETF	High($)	Low($)
2019
First Quarter	23.36	20.31
Second Quarter	26.17	20.17
Third Quarter	30.95	24.58
Fourth Quarter	29.49	26.19
2020
First Quarter	31.05	19.00
Second Quarter	37.21	24.03
Third Quarter	44.53	36.17
Fourth Quarter	41.42	33.42
2021
First Quarter	38.51	30.90
Second Quarter	39.68	33.60
Third Quarter	35.09	28.91
Fourth Quarter	34.90	29.33
2022
First Quarter	38.91	29.30
Second Quarter	40.87	27.38
Third Quarter	28.16	21.86
Fourth Quarter	30.04	22.68
2023
First Quarter	33.27	26.68
Second Quarter	35.87	29.22
Third Quarter	32.63	26.91
Fourth Quarter	31.98	25.91

December 2024	Page 18

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

2024
First Quarter	31.62	25.78
Second Quarter	37.24	32.03
Third Quarter	41.64	33.89
Fourth Quarter (through December 30, 2024)	44.09	33.77

The VanEck ® Gold Miners ETF – Historical Closing Prices January 2, 2019 to December 30, 2024

December 2024	Page 19

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The EURO STOXX 50® Index

The SX5E Index is a free-float market capitalization-weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on major Eurozone exchanges. For more information about the SX5E Index, see “Indices―The STOXX Benchmark Indices” in the accompanying underlying supplement.

The table below sets forth the published high and low closing values of the SX5E Index for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the SX5E Index for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the SX5E Index as an indication of its future performance, and no assurance can be given as to the value of the SX5E Index on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	SX5E	52 Weeks Ago:	4,512.81
Current Basket Underlier Value:	4,869.28	52 Week High:	5,100.90
		52 Week Low:	4,403.08

The EURO STOXX 50® Index	High	Low
2019
First Quarter	3,409.00	2,954.66
Second Quarter	3,514.62	3,280.43
Third Quarter	3,571.39	3,282.78
Fourth Quarter	3,782.27	3,413.31
2020
First Quarter	3,865.18	2,385.82
Second Quarter	3,384.29	2,662.99
Third Quarter	3,405.35	3,137.06
Fourth Quarter	3,581.37	2,958.21
2021
First Quarter	3,926.20	3,481.44
Second Quarter	4,158.14	3,924.80
Third Quarter	4,246.13	3,928.53
Fourth Quarter	4,401.49	3,996.41
2022
First Quarter	4,392.15	3,505.29
Second Quarter	3,951.12	3,427.91
Third Quarter	3,805.22	3,279.04
Fourth Quarter	3,986.83	3,331.53
2023
First Quarter	4,315.05	3,856.09
Second Quarter	4,408.59	4,218.04
Third Quarter	4,471.31	4,129.18
Fourth Quarter	4,549.44	4,014.36
2024
First Quarter	5,083.42	4,403.08
Second Quarter	5,100.90	4,839.14
December 2024	Page 20

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Third Quarter	5,067.45	4,571.60
Fourth Quarter (through December 30, 2024)	5,041.01	4,729.71

The EURO STOXX 50® Index – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 21

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The iShares® MSCI Japan ETF

According to publicly available information, the EWJ Fund is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of Japanese equities, which is currently the MSCI Japan Index (with respect to the EWJ Fund, the “underlying index”). The underlying index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-capitalization segments of the Japanese equity market. For additional information about the EWJ Fund, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

The table below sets forth the published high and low closing values of the EWJ Fund for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the EWJ Fund for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the EWJ Fund as an indication of its future performance, and no assurance can be given as to the value of the EWJ Fund on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	EWJ UP	52 Weeks Ago:	$63.56
Current Basket Underlier Value:	$67.16	52 Week High:	$72.99
		52 Week Low:	$63.06

The iShares® MSCI Japan ETF	High($)	Low($)
2019
First Quarter	55.18	50.75
Second Quarter	55.96	52.72
Third Quarter	57.30	52.36
Fourth Quarter	60.73	55.79
2020
First Quarter	60.05	43.22
Second Quarter	57.90	46.57
Third Quarter	59.58	54.33
Fourth Quarter	67.56	58.14
2021
First Quarter	71.86	66.76
Second Quarter	69.98	65.43
Third Quarter	74.12	66.26
Fourth Quarter	70.36	65.98
2022
First Quarter	67.99	58.18
Second Quarter	62.43	52.06
Third Quarter	57.26	48.82
Fourth Quarter	56.18	48.44
2023
First Quarter	58.87	53.43
Second Quarter	63.80	57.69
Third Quarter	63.70	59.17
Fourth Quarter	64.14	57.34
December 2024	Page 22

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

2024
First Quarter	71.83	63.06
Second Quarter	70.48	66.01
Third Quarter	72.99	63.12
Fourth Quarter (through December 30, 2024)	71.88	66.18

The iShares® MSCI Japan ETF – Historical Closing Prices January 2, 2019 to December 30, 2024

December 2024	Page 23

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The iShares® Biotechnology ETF

According to publicly available information, the IBB Fund is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of U.S.-listed equities in the biotechnology sector, which is currently the ICE Biotechnology Index (with respect to the IBB Fund, the “underlying index”). The underlying index is a modified float-adjusted market capitalization-weighted index that tracks the performance of qualifying U.S.-listed biotechnology companies that are classified within the biotechnology sub-industry group of the ICE Uniform Sector Classification schema. This includes companies that are engaged in the research and development of therapeutic treatments but are not focused on the commercialization and mass production of pharmaceutical drugs. This also includes companies that are engaged in the production of tools or systems that enable biotechnology processes. For additional information about the IBB Fund, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

The table below sets forth the published high and low closing values of the IBB Fund for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the IBB Fund for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the IBB Fund as an indication of its future performance, and no assurance can be given as to the value of the IBB Fund on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	IBB UQ	52 Weeks Ago:	$138.07
Current Basket Underlier Value:	$131.67	52 Week High:	$149.47
		52 Week Low:	$124.64

The iShares® Biotechnology ETF	High($)	Low($)
2019
First Quarter	115.11	97.50
Second Quarter	114.93	99.98
Third Quarter	110.93	99.30
Fourth Quarter	123.50	97.24
2020
First Quarter	123.48	94.39
Second Quarter	138.65	103.79
Third Quarter	145.80	126.88
Fourth Quarter	157.31	130.38
2021
First Quarter	172.60	146.68
Second Quarter	163.65	146.13
Third Quarter	176.21	158.89
Fourth Quarter	164.78	145.27
2022
First Quarter	152.37	119.60
Second Quarter	134.76	105.82
Third Quarter	134.82	113.42
Fourth Quarter	138.43	117.58
2023
First Quarter	137.23	121.97
December 2024	Page 24

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Second Quarter	133.58	125.53
Third Quarter	131.47	122.27
Fourth Quarter	137.03	112.41
2024
First Quarter	140.89	132.30
Second Quarter	139.96	124.64
Third Quarter	149.47	135.09
Fourth Quarter (through December 30, 2024)	148.85	131.21

The iShares® Biotechnology ETF – Historical Closing Prices January 2, 2019 to December 30, 2024

December 2024	Page 25

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The SPDR® S&P® Oil & Gas Exploration & Production ETF

According to publicly available information, the XOP Fund is an exchange-traded fund of the SPDR® Series Trust, a registered investment company, that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Oil & Gas Exploration & Production Select IndustryTM Index (with respect to the XOP Fund, the “underlying index”). The underlying index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P Total Market Index: integrated oil and gas; oil and gas exploration and production; and oil and gas refining and marketing. For more information about the XOP Fund, see “Exchange-Traded Funds—The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement.

The table below sets forth the published high and low closing values of the XOP Fund for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the XOP Fund for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the XOP Fund as an indication of its future performance, and no assurance can be given as to the value of the XOP Fund on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	XOP UP	52 Weeks Ago:	$137.95
Current Basket Underlier Value:	$130.63	52 Week High:	$160.59
		52 Week Low:	$125.50

The SPDR® S&P® Oil & Gas Exploration & Production ETF	High($)	Low($)
2019
First Quarter	126.44	108.40
Second Quarter	131.92	99.44
Third Quarter	108.80	82.40
Fourth Quarter	95.16	80.16
2020
First Quarter	97.92	30.16
Second Quarter	71.82	31.04
Third Quarter	56.19	42.07
Fourth Quarter	63.70	39.65
2021
First Quarter	91.11	59.03
Second Quarter	99.75	74.00
Third Quarter	98.98	72.88
Fourth Quarter	111.47	90.95
2022
First Quarter	138.60	100.42
Second Quarter	169.15	119.48
Third Quarter	150.83	112.38
Fourth Quarter	160.62	130.31
2023
First Quarter	145.45	117.03
Second Quarter	134.84	116.28
Third Quarter	153.81	125.17
December 2024	Page 26

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fourth Quarter	152.97	129.44
2024
First Quarter	154.93	128.16
Second Quarter	160.59	142.71
Third Quarter	148.36	126.87
Fourth Quarter (through December 30, 2024)	148.67	125.50

The SPDR® S&P® Oil & Gas Exploration & Production ETF – Historical Closing Prices January 2, 2019 to December 30, 2024

December 2024	Page 27

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Minimum ticketing size:	$1,000 / 1 PLUS
Trustee:	The Bank of New York Mellon
Calculation agent:	RBCCM
Use of proceeds and hedging:	The net proceeds from the sale of the PLUS will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make the payment at maturity on the PLUS. The initial public offering price of the PLUS includes the underwriting discount and commission and the estimated cost of hedging our obligations under the PLUS.

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Generally, this discussion assumes that you purchased the PLUS for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the basket underliers. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a PLUS.

In the opinion of our counsel, it is reasonable to treat the PLUS for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your PLUS (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your PLUS should be treated as short-term capital gain or loss unless you have held the PLUS for more than one year, in which case your gain or loss should be treated as long-term capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”). In that case, all or a portion of any long-term capital gain you would otherwise recognize upon the taxable disposition of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain” as defined in Section 1260. Any long-term capital gain recharacterized as ordinary income would be treated as accruing at a constant rate over the period you held the security, and you would be subject to a notional interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the PLUS. An alternative characterization of the PLUS could materially and adversely affect the tax consequences of ownership and disposition of the PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

December 2024	Page 28

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Non-U.S. Holders. As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, our counsel is of the opinion that Section 871(m) should not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Canadian Federal Income Tax Consequences

You should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, RBCCM, an affiliate of Royal Bank of Canada, will purchase the PLUS from Royal Bank of Canada for distribution to MSWM. RBCCM will act as agent for the PLUS and will receive the fee specified on the front cover of this document and will pay to MSWM a fixed sales commission for each of the PLUS they sell as specified on the front cover of this document. Of the fee received by RBCCM, RBCCM will pay MSWM a structuring fee for each PLUS as specified on the front cover of this document. The costs included in the original issue price of the PLUS will include a fee paid by RBCCM to LFT Securities, LLC, an entity in which an affiliate of MSWM has an ownership interest, for providing certain electronic platform services with respect to this offering.

MSWM may reclaim selling concessions allowed to individual brokers within MSWM in connection with the offering if, within 30 days of the offering, Royal Bank of Canada repurchases the PLUS distributed by such brokers.

The value of the PLUS shown on your account statement may be based on RBCCM’s estimate of the value of the PLUS if RBCCM or another of our affiliates were to make a market in the PLUS (which it is not obligated to do). That estimate will be based on the price that RBCCM may pay for the PLUS in light of then-prevailing market conditions, our creditworthiness and transaction costs. For an initial period of approximately three months after the original issue date, the value of the PLUS that may be shown on your account statement is expected to be higher than RBCCM’s estimated value of the PLUS at that time. This is because the estimated value of the PLUS will not include the agent’s commission and our hedging costs and profits; however, the value of the PLUS shown on your account statement during that period is initially expected to be a higher amount, reflecting the addition of the agent’s commission and our estimated costs and profits from hedging the PLUS. This excess is expected to decrease over time until the end of this period, and we reserve the right to shorten this period. After this period, if RBCCM repurchases your PLUS, it expects to do so at prices that reflect its estimated value.

RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice. Unless RBCCM or its agent informs the purchaser otherwise in the confirmation of sale, this document is being used in a market-making transaction.

For additional information about the settlement cycle of the PLUS, see “Plan of Distribution” in the accompanying prospectus. For additional information as to the relationship between us and RBCCM, see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Structuring the PLUS

The PLUS are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the PLUS reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is

December 2024	Page 29

PLUS Based on the Performance of a Basket of Five Equity Exchange-Traded Funds and Two Equity Indices due June 27, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate, the agent’s commission and the hedging-related costs relating to the PLUS reduce the economic terms of the PLUS to you and result in the initial estimated value for the PLUS being less than their public offering price. Unlike the initial estimated value, any value of the PLUS determined for purposes of a secondary market transaction may be based on a second market rate, which may result in a lower value for the PLUS than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the PLUS, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with RBCCM and/or one of our other subsidiaries. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the PLUS. The economic terms of the PLUS and the initial estimated value depend in part on the terms of these hedging arrangements.

See “Risk Factors—Risks Relating to the Initial Estimated Value of the PLUS and the Secondary Market for the PLUS—The initial estimated value of the PLUS is less than the public offering price” above.

Validity of the PLUS

In the opinion of Norton Rose Fulbright Canada LLP, as Canadian counsel to the Bank, the issue and sale of the PLUS has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the PLUS have been duly executed, authenticated and issued in accordance with the indenture and delivered against payment therefor, the PLUS will be validly issued and, to the extent validity of the PLUS is a matter governed by the laws of the Province of Ontario or Québec, or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations: (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the principle that the availability of equitable remedies, such as specific performance and injunction, may only be granted at the discretion of a court of competent jurisdiction; (iii) under applicable limitations statutes generally, including that the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under such applicable limitations statutes; (iv) rights to indemnity and contribution under the PLUS or the indenture which may be limited by applicable law; and (v) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada and such judgment may be based on a rate of exchange in existence on a day other than the day of payment, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated December 20, 2023, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K filed with the SEC dated December 20, 2023.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the PLUS offered by this pricing supplement have been issued by the Bank pursuant to the indenture, the trustee has made, in accordance with the indenture, the appropriate notation to the master note evidencing such PLUS (the “master note”), and such PLUS have been delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Norton Rose Fulbright Canada LLP, Canadian counsel for the Bank, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated May 16, 2024, which has been filed as an exhibit to the Bank’s Form 6-K filed with the SEC on May 16, 2024.

December 2024	Page 30